                                                                     Exhibit 4.8

                             MODIFICATION AGREEMENT


         This modification agreement is dated as of December 31, 1994, and is among POPE & TALBOT, INC., a Delaware corporation ("Borrower"), UNITED STATES NATIONAL BANK OF OREGON ("U.S. Bank"), CIBC INC. ("CIBC"), ABN AMRO BANK N.V. ("ABN"), BANK OF AMERICA ILLINOIS, formerly CONTINENTAL BANK ("BAI"), and WACHOVIA BANK OF GEORGIA, NATIONAL ASSOCIATION ("Wachovia").

                                    Recitals
                                    --------

         A. U.S. Bank, CIBC, ABN, BAI, and Wachovia ("Banks") and Borrower are parties to a credit agreement dated as of May 6, 1992, as modified in October, 1992, in June, 1993, June, 1994, and October, 1994 (the "Credit Agreement"). The capitalized words and phrases that are not defined in this modification agreement have the same meanings as are given to those words and phrases in the Credit Agreement.

         B. Borrower and Banks desire to modify the terms of the Loan Documents (the Credit Agreement and the Notes) to change the Leverage Ratio and to introduce a pricing grid.

         NOW, THEREFORE, for value, it is agreed that effective as of December 31, 1994:

         1. Leverage Ratio. The Leverage Ratio (the ratio of Funded Debt to Tangible Net Worth on a consolidated basis) is hereby increased to 1.0 to 1.0 from .80 to 1.0.

         2. Pricing. The Interbank Rate margin, the Commitment Fee, and the Unused Fee payable by Borrower will be determined quarterly and put into effect as of the date upon which Borrower delivers its quarterly compliance certificate to Agent. The margin and fees will be based on the Leverage Ratio disclosed in such compliance certificate and the following matrix:

Leverage Ratio                     Interbank Margin           Commitment Fee           Unused Fee
- --------------                     ----------------           --------------           ----------
**  .50 to 1.0                        43.75 bps*                 15.00 bps                5.00 bps
*** .50 but ** .80 to 1.0             50.00 bps                  18.75 bps                6.25 bps
*** .80 but **** 1.0 to 1.0           62.50 bps                  20.00 bps                8.50 bps

- ---------------
   * The abbreviation "bps" means basis points.  100 bps = 1%.
  ** Less than.
 *** Greater than or equal to.
**** Less than or equal to.

The applicable margin and fees will remain as determined until the next quarterly compliance certificate is delivered.

         3. Miscellaneous. The parties agree to issue any additional documents and instruments reasonably necessary to effectuate the objectives of this modification agreement. The Loan Documents will continue in full force and effect as modified by this modification




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agreement.  This modification agreement may be signed in one or more counterparts but all such counterparts will constitute but one agreement. The Loan Documents, as modified by this modification agreement, are intended to be the complete, final, and exclusive statement of the terms upon which Banks made their Individual Commitments to Borrower and Borrower promised to repay Loans.

POPE & TALBOT, INC.                       UNITED STATES NATIONAL BANK
                                            OF OREGON


By                                        By
   -----------------------------------       -------------------------------
         Carlos M. Lamadrid                          Janice T. Thede
         Senior Vice President                       Vice President


                                          CIBC INC.


                                          By
                                             -------------------------------
                                                     Ray Mendoza
                                                     Vice President

                                          ABN AMRO BANK N.V.


                                          By
                                             -------------------------------

                                          By
                                             -------------------------------
                                                     David McGinnis
                                                     Vice President

                                          BANK OF AMERICA ILLINOIS


                                          By
                                             -------------------------------
                                                     Michael J. Balok
                                                     Vice President

                                          WACHOVIA BANK OF GEORGIA,
                                            NATIONAL ASSOCIATION


                                          By
                                             -------------------------------
                                                     William F. Hamlet
                                                     Senior Vice President


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